January 28, 1999



                             Personal & Confidential


Mr. Walker Box
Chairman of the Board
Pluma, Inc.
1300 Kings Mountain Road
P.O. Box 4431
Martinsville, VA 24112


Dear Walker:

     This letter constitutes an agreement by Ronald A. Norelli ("Norelli") to assume the responsibilities of the Chief Executive Officer of Pluma, Inc. ("Pluma") during the period of its financial and operational restructuring. It is understood by Norelli and Pluma that the term of this engagement is limited to that period of time determined by them to be necessary to complete Pluma's financial and operational restructuring. As such, this agreement can be terminated by either party upon thirty (30) days written notice.

     Norelli agrees to act as, and assume the responsibilities of, Pluma's Chief Executive Officer, as more specifically set forth herein, and Pluma agrees to engage Norelli in such capacity upon the following terms and provisions:

     (1) Norelli agrees to expend no less than three (3) days, but no more than four (4) days during each calendar week performing his obligations to Pluma as set forth herein. Although Norelli will expend as much time at Pluma's executive offices as Norelli and Pluma deem necessary for the proper performance of his duties hereunder, it is understood that a portion of Norelli's work related to Pluma may be performed from the offices of Norelli & Company in Charlotte, North Carolina.



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Mr. Walker Box
January 28, 1999
Page 2



     (2) In addition to routine responsibilities of any chief executive officer, the following shall constitute, but shall in no way limit, Norelli's duties to be performed hereunder:

          (a) Assume and maintain overall executive authority and responsibility for Pluma during the term of this agreement;

          (b) Oversee the execution of the 1999 Business Plan and related Initiatives lists by keeping the management team and its advisors (collectively the "Recovery Team") focused on the priority action steps and objectives;

          (c) Where needed, resolve issues and/or disagreements among the Recovery Team in a timely fashion;

          (d) Communicate regularly with Pluma's employees, the Board of Directors and appropriate external constituencies, including the Bank Group;

          (e) Develop and implement Pluma's financial and recapitalization strategy;

          (f) Develop and implement the specifics of Pluma's strategy with regard to trade suppliers;

          (g) Oversee appropriate action steps regarding sale of assets not contemplated as part of the ongoing business (e.g., Rocky Mount facility); and

          (h) Perform other duties assigned by the Board of Directors.

     (3) As compensation for Norelli's services to be performed hereunder, Norelli shall be paid on a monthly basis as follows:

          (a) During any month in which Norelli has averaged working three full days per week performing his responsibilities hereunder, Norelli shall be paid the sum of $24,000 for such month.

          (b) During any month in which Norelli has averaged working four full days per week performing his responsibilities hereunder, Norelli shall be paid the sum of $32,000 for such month.

          (c) During any month in which Norelli has averaged between three working days and four working days per week performing his responsibilities hereunder, Norelli shall be paid between $24,000 and $32,000 for such month. The exact amount to be paid Norelli


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Mr. Walker Box
January 28, 1999
Page 3


     under this subparagraph 3(c) shall be determined on a prorated basis. In this event, Norelli shall submit to Pluma an invoice for services rendered with appropriate adjustments to account for such proration.

     Although Norelli is assuming the responsibilities of Pluma's chief executive officer hereunder, Pluma and Norelli acknowledge that he will not be an employee of Pluma for purposes of federal and state income tax withholding laws or any other purpose.

     (4) In addition to the sums to be paid to Norelli in Paragraph 3 above, and to compensate Norelli for loss of other business resulting from the concentration of time required for the performance of his duties hereunder, Pluma shall pay to Norelli $32,000 in each of the first two calendar months after this agreement is terminated.

     (5) During the term of this agreement, Norelli agrees to waive, on a prorated basis, any annual retainer due him from Pluma as a result of Norelli's duties as a member of Pluma's Board of Directors.



                                            Sincerely,



                                            RONALD A. NORELLI




Agreed and Accepted this ___ day of         ________________, 1999

PLUMA, INC.


By:      ______________________________
         Mr. Walker Box
         Chairman of the Board